As filed with the Securities and Exchange Commission on January 9, 2013

Registration No. 333-144409

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-0431733
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600	Nicholas D. Gerber 1999 Harrison Street, Suite 1530 Oakland, California 94612 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

W. Thomas Conner, Esq.

Reed Smith LLP

1301 K Street, N.W.

Washington, DC 20005-3317

202.414.9208

Pursuant to Item 512(a)(3) of Regulation S-K, all registered but unsold Units of United States 12 Month Natural Gas Fund, LP registered under SEC File No. 333-144409 are hereby deregistered under the Securities Act of 1933 effective as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post- Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oakland, state of California, on January 9, 2013.

United States 12 Month Natural Gas Fund, LP

By:	United States Commodity Funds LLC as General Partner

By:	/s/ Nicholas D. Gerber
Nicholas D. Gerber
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Position	Date

/s/ Nicholas D. Gerber Nicholas D. Gerber	Management Director and Chief Executive Officer	January 9, 2013
/s/ Howard Mah Howard Mah	Management Director and Chief Financial Officer, Secretary and Treasurer	January 9, 2013
* Andrew Ngim	Management Director	January 9, 2013
* Peter M. Robinson	Independent Director	January 9, 2013
* Gordon L. Ellis	Independent Director	January 9, 2013
* Malcolm R. Fobes III	Independent Director	January 9, 2013

*	Signed by Howard Mah pursuant to a power of attorney signed by each of the directors and filed as part of the registration statement on Form S-1 filed on July 6, 2007.

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